Filed Pursuant to Rule 424(b)(7)

Registration No. 333-271275

PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED APRIL 14, 2023

370,639 Shares of Common Stock

Apollo Global Management, Inc.

Common Stock

This prospectus supplement relates to the registration of the potential offer and resale of up to 370,639 shares (the “Shares”) of common stock, par value $0.00001 per share (the “common stock”) of Apollo Global Management, Inc. (the “Company”), held by the selling stockholders (as defined herein). The selling stockholders (which term as used herein includes their respective donees, pledgees, transferees or other successors in interest) acquired the Shares on September 2, 2025 pursuant to the Purchase Agreement (as defined herein). We issued the Shares in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are registering the Shares pursuant to certain registration rights granted to the selling stockholders under the Purchase Agreement. For information regarding the selling stockholders, please refer to the section entitled “Selling Stockholders” on page S-17 of this prospectus supplement.

The selling stockholders may elect to sell, from time to time, the Shares offered pursuant to this prospectus supplement through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the Shares. We are not offering any shares of common stock for sale under this prospectus supplement and we will not receive any proceeds from the selling stockholders’ sale of the Shares. For additional information on the possible methods of sale that may be used by the selling stockholders, please refer to the section entitled “Plan of Distribution” on page S-18 of this prospectus supplement.

Shares of our common stock are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “APO.” The last reported sale price of our shares of common stock on August 29, 2025, was $136.23 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 and in the documents we have incorporated by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

September 2, 2025

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the proposed resale or other disposition of the Shares by the selling stockholders. The second part is the accompanying prospectus dated April 14, 2023, which is part of our Registration Statement on Form S-3, and gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying prospectus.

We are filing this prospectus supplement to satisfy our obligation to register the offering of the Shares by the selling stockholders under the Purchase Agreement (as defined below). The Shares were issued pursuant to the Purchase Agreement in a transaction exempt from registration under the Securities Act.

In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor any of the selling stockholders has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. Neither we nor any of the selling stockholders take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the selling stockholders is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: neither we nor any of the selling stockholders has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we or the selling stockholders may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Any defined term used in this prospectus supplement and not defined herein shall have the meaning attributed to such term in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025 (the “2024 10-K”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 7, 2025 (the “Q1 2025 10-Q”) or our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 7, 2025 (the “Q2 2025 10-Q”). For any such defined term, please refer to the definition in the most recent filing.

When used in this prospectus supplement, references to “AGM,” “we,” “us,” “our” and the “Company” are references to Apollo Global Management, Inc. and references to “Apollo” are references to Apollo Global Management, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, in some cases, supersede any information contained herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules):

•	the 2024 10-K;
•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025 that are incorporated by reference into Part III of the 2024 10-K;
•	the Q1 2025 10-Q and the Q2 2025 10-Q;
•	Item 5.02 of our Current Reports on Form 8-K filed with the SEC on January 15, 2025 and April 17, 2025 and our Current Reports on Form 8-K filed with the SEC on January 31, 2025, February 26, 2025, June 6, 2025, July 2, 2025 and August 12, 2025; and
•	The description of our capital stock, filed as Exhibit 4.11 to the 2024 10-K.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities that may be offered by this prospectus supplement are sold by the selling stockholders; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Apollo Global Management, Inc.
Jessica L. Lomm, Secretary
9 West 57th Street, 42nd Floor
New York, New York 10019
(212) 515-3200

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the offering, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. Our SEC filings are available to the public from the SEC’s website at https://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference rooms and the website of the SEC referred to above.

Neither we nor any of the selling stockholders is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions related to our expectations regarding the performance of our business, our liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus supplement, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “should,” “might,” “target,” “project,” “plan,” “seek,” “continue” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, international trade barriers, domestic or international political developments and other geopolitical events, including geopolitical tensions and hostilities, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, the ability of Athene Holding Ltd. and its subsidiaries (collectively, “Athene”) to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, including the factors described in the 2024 10-K which is incorporated herein by reference, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and in our other filings with the SEC. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Overview

Founded in 1990, Apollo is a high-growth, global alternative asset manager and a retirement services provider. Apollo conducts its business primarily in the United States through the following three reportable segments: Asset Management, Retirement Services and Principal Investing. These business segments are differentiated based on the investment services they provide as well as varying investing strategies.

Asset Management

Our Asset Management segment focuses on credit and equity investing strategies. We have a flexible mandate in many of the funds we manage which enables funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds, accounts and other vehicles on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds and insurance companies, as well as other institutional and individual investors. As of June 30, 2025, we had total Assets Under Management (“AUM”) of $840 billion.

Our Asset Management segment had a team of 3,325 employees as of June 30, 2025, with offices throughout the world. This team possesses a broad range of transaction, financial, managerial and investment skills. We operate our asset management business in a highly integrated manner, which we believe distinguishes us from other alternative asset managers. Our investment teams frequently collaborate across disciplines and we believe that this collaboration enables our clients to more successfully invest across a company’s capital structure. Our objective is to achieve superior long-term risk-adjusted returns for our clients. The majority of the investment funds we manage are designed to invest capital over a period of several years from inception, thereby allowing us to seek to generate attractive long-term returns throughout economic cycles. We have a contrarian, value-oriented investment approach, emphasizing downside protection, and the preservation of capital. We believe our contrarian investment approach is reflected in a number of ways, including:

•	our willingness to pursue investments in industries that our competitors typically avoid;
•	the often complex structures employed in some of the investments of our funds;
•	our experience investing during periods of uncertainty or distress in the economy or financial markets; and
•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy to identify what we believe are attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses and create value throughout economic cycles.

The credit and equity investing strategies of our Asset Management segment reflect the range of investment capabilities across our platform, from investment grade to private equity. As an asset manager, we earn fees for providing investment management services and expertise to our client base. The amount of fees charged for managing these assets depends on the underlying investment strategy, liquidity profile, and, ultimately, our ability to generate returns for our clients. We also earn capital solutions fees as part of our growing capital solutions business and as part of monitoring and deployment activity alongside our private equity franchise. After expenses, we call the resulting earnings stream “Fee Related Earnings” or “FRE,” which represents the primary performance measure for the Asset Management segment.

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Retirement Services

Our retirement services business is conducted by Athene, a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. Athene is led by a highly skilled management team with extensive industry experience and has its corporate headquarters located in West Des Moines, Iowa. As of June 30, 2025, Athene had 2,008 employees. Our asset management business provides a full suite of services for Athene’s investment portfolio, including direct investment management, asset allocation, mergers and acquisitions asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support.

Our retirement services business focuses on generating spread income by combining the two core competencies of (1) sourcing long-term, persistent liabilities and (2) using the global scale and reach of our asset management business to actively source or originate assets with Athene’s preferred risk and return characteristics. Athene’s investment philosophy is to invest a portion of its assets in securities that earn an incremental yield by taking measured liquidity and complexity risk and capitalize on its long-dated, persistent liability profile to prudently achieve higher net investment earned rates, rather than assuming incremental credit risk. A cornerstone of Athene’s investment philosophy is that given the operating leverage inherent in its business, modest investment outperformance can translate to outsized return performance. Because Athene maintains discipline in underwriting attractively priced liabilities, it has the ability to invest in a broad range of high-quality assets to generate attractive earnings.

Our asset management expertise supports the sourcing and underwriting of assets for Athene’s portfolio. Athene is invested in a diverse array of primarily high-grade fixed income assets, including corporate bonds, structured securities and commercial and residential real estate loans, among others. Athene establishes risk thresholds which in turn define risk tolerance across a wide range of factors, including credit risk, liquidity risk, concentration risk and caps on specific asset classes. In addition to other efforts, Athene manages the risk of rising interest rates by strategically allocating a meaningful portion of its investment portfolio into floating rate securities, though it has materially reduced its net floating rate exposure recently. Athene manages its interest rate risk in a declining rate environment through hedging activity or the issuance of additional floating rate liabilities to lower its overall floating rate position. Athene also maintains holdings in less interest rate-sensitive investments, including collateralized loan obligations, non-agency residential mortgage-backed securities and various types of structured products, consistent with its strategy of pursuing incremental yield by assuming liquidity and complexity risk, rather than assuming incremental credit risk.

Rather than increase its allocation to higher risk securities to increase yield, Athene pursues the direct origination of high-quality, predominantly senior secured assets, which it believes possess greater alpha-generating qualities than securities that would otherwise be readily available in public markets. These direct origination strategies include investments sourced by (1) affiliated platforms that originate loans to third parties and in which Athene gains exposure directly to the loan or indirectly through its ownership of the origination platform and/or securitizations of assets originated by the origination platform, and (2) our asset management team’s extensive network of direct relationships with predominantly investment-grade counterparties.

Athene uses, and may continue to use, derivatives, including swaps, options, futures and forward contracts and reinsurance contracts to hedge risks such as current or future changes in the fair value of assets and liabilities, current or future changes in cash flows and changes in interest rates, equity markets, currency fluctuations and longevity.

Principal Investing

Our Principal Investing segment is comprised of our realized performance fee income, realized investment income from our balance sheet investments, and certain allocable expenses related to corporate functions supporting the entire company. The Principal Investing segment also includes our growth capital and liquidity resources at AGM. Over time, we may deploy capital into strategic investments that help accelerate the growth of our Asset Management segment, by broadening our investment management and/or product distribution capabilities or

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increasing the efficiency of our operations. We believe these investments will translate into greater compounded annual growth of Fee Related Earnings.

Given the cyclical nature of performance fees, earnings from our Principal Investing segment, or Principal Investing Income (“PII”), are inherently more volatile in nature than earnings from the Asset Management and Retirement Services segments. We earn fees based on the investment performance of the funds we manage and compensate our employees, primarily investment professionals, with a meaningful portion of these proceeds to align our team with the investors in the funds we manage and incentivize them to deliver strong investment performance over time. To enhance this alignment, we have increased the proportion of performance fee income we pay to our employees over the last few years.

The Transactions

Bridge Acquisition

On February 23, 2025, the Company, Bridge Investment Group Holdings Inc. (“Bridge”), Bridge Investment Group Holdings LLC, a Delaware limited liability company and subsidiary of Bridge (“Bridge LLC”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of the Company (“Merger Sub Inc.”) and Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”) and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as the representative of Bridge LLC, entered into an agreement and plan of merger pursuant to which, effective as of September 2, 2025 (the “Effective Time”), Merger Sub Inc. merged with and into Bridge with Bridge surviving such merger as a wholly owned subsidiary of the Company and Merger Sub LLC merged with and into Bridge LLC with Bridge LLC surviving such merger as a wholly owned subsidiary of the Company (such transactions, collectively, the “Bridge Acquisition”).

At the Effective Time, (i) holders of Class A common stock of Bridge, $0.01 par value per share (the “Bridge Class A common stock”) received, in exchange for each share of Bridge Class A common stock held immediately prior to the Bridge Acquisition, 0.07081 shares of Apollo common stock (the “Class A exchange ratio”), and cash in lieu of fractional shares of Apollo common stock, (ii) holders of Class B common stock of Bridge, $0.01 par value per share (the “Bridge Class B common stock”) received, in exchange for each share of Bridge Class B common stock held immediately prior to the Bridge Acquisition, 0.00006 shares of Apollo common stock, and cash in lieu of fractional shares of Apollo common stock, (iii) holders of Bridge LLC Class A common units received, in exchange for each Bridge LLC Class A common unit held immediately prior to the Bridge Acquisition, a number of shares of Apollo common stock equal to the Class A exchange ratio, and cash in lieu of fractional shares of Apollo common stock, and (iv) Bridge LLC Class B common units were cancelled and retired without any conversion thereof and ceased to exist.

Purchase Agreement

In connection with the Bridge Acquisition, on September 1, 2025, the Company, Bridge Debt Management Company LLC, a Delaware limited liability company and a wholly-owned, indirect subsidiary of Bridge (“Bridge DM”) and Bridge Debt Strategies Employee PI Holdco LLC, a Delaware limited liability company (“Employee Holdco” and, together with Bridge DM, the “Sellers”), and James Chung, solely in his capacity as the Sellers’ Representative, entered into a purchase agreement (the “Purchase Agreement”) pursuant to which, on September 2, 2025, Bridge Fund Management Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company acquired (a) 40,000 Class A Shares (the “BDS Class A Shares”) of Bridge Debt Strategies Fund Manager LLC, a Delaware limited liability company (“BDS”) from Bridge DM in exchange for 327,572 Shares (the “BDS Class A Shares consideration”) and (b) all issued and outstanding Class B Shares (the “BDS Class B Shares”) of BDS from Employee Holdco in exchange for 43,067 Shares (the “BDS Class B Shares consideration”). In connection with the transactions, the Company issued the BDS Class A Shares consideration and the BDS Class B Shares consideration to the applicable equity holders of Bridge DM and Employee Holdco (collectively, the “selling stockholders”), respectively. The Company is required to register the resale of the Shares issued to the selling stockholders pursuant to the Purchase Agreement, which registration is satisfied by the filing of this prospectus supplement.

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Additional Information

Our corporate headquarters and principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number at that address is (212) 515-3200. Our internet address is www.apollo.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Issuer	Apollo Global Management, Inc.

Common Stock Offered by the Selling Stockholders	370,639 Shares. See “Selling Stockholders.”

Common Stock Outstanding	572,026,735 shares as of August 5, 2025.

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of the Shares by them in this offering, and we will not receive any proceeds from the sale of the Shares in this offering.

Risk Factors	See the sections entitled “Risk Factors” beginning on page S-9 and in the 2024 10-K, as updated by our subsequent filings under the Exchange Act, incorporated by reference herein and any amendments thereof, for a discussion of some of the factors you should consider before investing in the Shares.

NYSE Symbol	APO

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RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks discussed under the caption “Risk Factors” in our 2024 10-K which are incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement. You should carefully review the risks and uncertainties discussed in the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

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USE OF PROCEEDS

We are not selling any shares of common stock under this prospectus supplement, and we will not receive any proceeds from any sale of the Shares in this offering by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the terms of our capital stock. This description is a summary only and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), and our amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws (the “bylaws”), which are incorporated by reference in this prospectus.

Our certificate of incorporation authorizes 100,000,000,000 shares, which is divided into two classes as follows:

•	90,000,000,000 shares of common stock, par value of $0.00001 per share; and
•	10,000,000,000 shares of preferred stock, par value of $0.00001 per share (“preferred stock”), which may be designated from time to time in accordance with our certificate of incorporation and of which 25,000,000 shares are designated as “6.75% Series A Mandatory Convertible Preferred Stock” (“Series A Mandatory Convertible Preferred Stock”).

Common Stock

Economic Rights Dividends. Subject to preferences that apply to shares of Series A Mandatory Convertible Preferred Stock and any other shares of our preferred stock outstanding at the time, the holders of our common stock (the “Common Stockholders”) are entitled to receive dividends out of funds legally available therefor if our board of directors, in its sole discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation. If we become subject to an event giving rise to our dissolution, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time ranking on parity with our common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on shares of Series A Mandatory Convertible Preferred Stock and any other outstanding shares of our preferred stock.

Voting Rights

Except as required by the DGCL or as expressly otherwise provided in our certificate of incorporation, each Common Stockholder is entitled to vote on any matter submitted to our stockholders generally. Each holder of a share of our common stock is entitled, in respect of each share of our common stock that is outstanding in his, her or its name on our books, to one vote on all matters on which holders of our common stock are entitled to vote. Common Stockholders have no voting, approval or consent rights in respect of any amendments to our certificate of incorporation (including any certificate of designation relating to any series of our preferred stock) that relates solely to the terms of one or more outstanding series of our preferred stock on which the holders of such affected series of our preferred stock are entitled to vote.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock entitled to vote thereon.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive or similar rights.

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Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of our preferred stock, for one or more series of our preferred stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of our preferred stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of our preferred stock then outstanding). Our board of directors can also increase (but not above the total number of shares of our preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of our preferred stock. Our board of directors may authorize the issuance of our preferred stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the holders of our common stock. The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of AGM and might adversely affect the market price of our common stock.

There are no shares of our preferred stock outstanding other than the Series A Mandatory Convertible Preferred Stock.

Priority of Dividends

So long as any share of Series A Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on our common stock or any other class or series of Junior Stock (as defined in the certificate of designations of the Series A Mandatory Convertible Preferred Stock (the “certificate of designations”)), and no shares of our common stock or any other class or series of Junior Stock or Parity Stock (as defined in the certificate of designations) may be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by AGM or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of Series A Mandatory Convertible Preferred Stock, subject to certain exceptions.

When dividends on shares of Series A Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders of Series A Mandatory Convertible Preferred Stock thereof on the applicable Regular Record Date (as defined in the certificate of designations), no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Series A Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series A Mandatory Convertible Preferred Stock and such shares of Parity Stock will be allocated pro rata among the holders of the shares of Series A Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best

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interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the New York Stock Exchange, which would apply so long as the shares of our common stock remain listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of preferred stock are available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not for purposes of determining the number of shares of voting stock owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds (66 2/3)% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on other than a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns,” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

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Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the board of directors prior to becoming an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Series A Mandatory Convertible Preferred Stock

Holders of our Series A Mandatory Convertible Preferred Stock have the right to convert their shares upon the occurrence of a “Fundamental Change” (as defined in the certificate of designations), which could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders.

Election of directors

Directors are elected at an annual meeting of our stockholders. Subject to any rights that we may grant to the holders of preferred stock and subject to the right of the holders of our Series A Mandatory Convertible Preferred Stock to elect two additional directors if dividends on the Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, in an uncontested election, directors are elected by a majority of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. In a contested election, directors are elected by a plurality of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. However, if a director is not re-elected by a majority of the votes cast, such director shall offer to tender his or her resignation to our board of directors and the Nominating and Corporate Governance Committee of the board of directors will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. In this case, the board of directors (excluding the director tendering his or her resignation) will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the whole board of directors (other than a director elected by holders of preferred stock) may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock and any full voting preferred stock entitled to vote thereon, voting together as a class.

Vacancies; Newly Created Directorships

In addition, our certificate of incorporation also provides that, subject to the terms and conditions of the stockholder agreements and the rights granted to one or more series of our preferred stock then outstanding, any vacancies on our board of directors may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Our certificate of incorporation further provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office, provided that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

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Requirements for Advance Notification of Stockholder Proposals and Nominations; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to our board of directors. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow our board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions), provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Special stockholder meetings

Our certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or by our secretary upon proper written request in accordance with the procedures set forth in our bylaws of stockholders who beneficially own 25% or more of the voting power of the outstanding shares of our common stock.

Stockholder action by written consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not permit our Common Stockholders to act by written consent lieu of a meeting of stockholders.

Choice of forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for:

(i)	any derivative action or proceeding brought on our behalf;
(ii)	any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;
(iii)	any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the
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Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and are not deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Stockholders Agreement

In connection with the consummation of the mergers and the corporate governance updates, each of Leon Black, Marc Rowan and Joshua Harris (the “Former Managing Partners,” and each a “Former Managing Partner”) entered into a stockholder agreement with AGM on January 1, 2022. Under the terms of such agreement, each Former Managing Partner, for so long as he and/or his family group beneficially owns at least $400 million in value or 10 million in number of shares of our common stock (the “Ownership Threshold”), have the right to be (or to have his designee) nominated by our board of directors to be elected a director of AGM. In furtherance of such right, AGM is required to recommend that our stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and otherwise take reasonable action to support their nomination and election (including by filling vacancies on our board of directors, if necessary). Under the stockholders agreement, each Former Managing Partner is obligated to vote all our voting shares held by him or his family group in favor of the election of the other Former Managing Partners (or their designees, as applicable). The stockholders agreement also provides that, for so long as each Former Managing Partner serves on our board of directors and he and/or his family group meets the Ownership Threshold, such Former Managing Partner (but not his designee) is also entitled to serve on the executive committee of the board of directors.

Listing

Our common stock and Series A Mandatory Convertible Preferred Stock are listed on the New York Stock Exchange under the ticker symbols “APO” and “APO.PRA,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Mandatory Convertible Preferred Stock is Equiniti Trust Company, LLC.

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SELLING STOCKHOLDERS

The selling stockholders, including their respective donees, pledgees, transferees or other successors-in-interest selling or transferring the Shares or interests in the Shares received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may offer and sell up to 370,639 Shares pursuant to this prospectus supplement. The Shares were issued as part of the consideration we paid in connection with the Purchase Agreement. We are registering the Shares being made available for resale to fulfill certain obligations under the Purchase Agreement.

The following table sets forth, as of the date of this prospectus supplement: (i) the number of shares of common stock beneficially owned by the selling stockholders and (ii) the number of Shares that may be sold or otherwise disposed of under this prospectus supplement by the selling stockholders. In accordance with Rule 13d-3(d)(1) under the Exchange Act, beneficial ownership includes all shares of common stock held as of the date of this prospectus supplement, plus any securities held by such holder that are exercisable for or convertible into shares of common stock within sixty (60) days after the date of this prospectus supplement.

The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us. The information set forth in the following table regarding the beneficial ownership after resale of the Shares is based upon the assumption that the selling stockholders will sell all of the Shares owned by them and covered by this prospectus supplement and the accompanying prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage(1)		Shares	Percentage
Robert Morse(2)	2,677,247	*	6,862	2,670,385	*
Selling Stockholders (as a group)(3)	3,213,338	*	363,777	2,849,561	*

_________________

*	Represents beneficial ownership of less than one percent (1%).
(1)	Based on 572,026,735 shares of common stock outstanding as of August 5, 2025.
(2)

Consists of (i) 184,140 shares of common stock held by Mr. Morse, (ii) 2,390,244 shares of common stock held by FLM Holdings, LLC, an entity of which Mr. Morse is the manager and therefore has voting and investment control over the securities held by such entity, and (iii) 102,863 shares of common stock held by various family trusts of which FLM Management LLC is the trustee, with Mr. Morse acting as manager of FLM Management LLC. The address of the beneficial owner is 111 East Sego Lily Drive, Suite 400, Salt Lake City, Utah 84070.

(3)	Represents Shares owned by an aggregate of 70 beneficial owners who, as a group, own less than 1.0% of our shares of common stock prior to this offering.

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PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the Shares in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; or
•	otherwise through a combination of any of the above methods of sale.

In addition, any selling stockholders may enter into option, share lending or other types of transactions that require us to deliver Shares to an underwriter, broker or dealer, who will then resell or transfer the Shares under this prospectus supplement. Any selling stockholders may also enter into hedging transactions with respect to the Shares. For example, selling stockholders may:

•	enter into transactions involving short sales of the Shares by underwriters, brokers or dealers;
•	sell the Shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver the Shares to an underwriter, broker or dealer, who will then resell or transfer the Shares under this prospectus; or
•	loan or pledge the Shares to an underwriter, broker or dealer, who may sell the loaned the Shares or, in the event of default, sell the pledged Shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the Shares covered by this prospectus supplement. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions.

Selling stockholders may enter into derivative transactions relating to the Shares with third parties, or sell derivative securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Shares covered by this prospectus supplement and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Shares (or derivative securities relating to the Shares) pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of Shares, and may use Shares received from us in settlement of those derivatives to close out any related open borrowings of Shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus supplement, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling

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stockholders may otherwise loan or pledge Shares to a financial institution or other third party that in turn may sell the Shares short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in Shares or in connection with a concurrent offering of other securities.

Shares may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for securities, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable securities pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In some instances, the selling stockholders may provide a prospectus supplement in connection with certain sales of Shares. The prospectus supplement will name any underwriter, dealer or agent involved in such offer and sale of the Shares and will also set forth the terms of the offering, including:

•	the purchase price of the Shares and the proceeds the selling stockholders will receive from the sale of the Shares;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	the method of distribution of the Shares;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the Shares will be acquired by the underwriters or dealers for their own account. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions.

The Shares may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
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Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the Shares offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered Shares if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any Shares under this prospectus supplement. In addition, any Shares covered by this prospectus supplement that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

Offers to purchase the Shares offered by this prospectus supplement may be solicited, and sales of the securities may be made, by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Shares. The terms of any offer made in this manner will be included in the applicable prospectus supplement.

Any selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

If underwriters or dealers are used in the sale of Shares, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering, the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If more than five percent of the net proceeds of any offering of securities made under applicable prospectus supplement will be received by any member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121. The maximum compensation the selling stockholders will pay to underwriters in connection with any offering of the securities will not exceed 8% of the proceeds of such offering.

To comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement from Apollo Global Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Apollo Global Management Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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PROSPECTUS

Apollo Global Management, Inc.

Debt Securities; Guarantees; Common Stock; Preferred Stock; Depositary Shares; Warrants; Subscriptions Rights; Purchase Contracts; Purchase Units

This prospectus contains a general description of the securities which may be offered for sale by us or by the selling stockholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. If required, the prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 35 in this prospectus.

Shares of our common stock (“Common Stock”) are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “APO.”

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page 8 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2023.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any of the following securities, in one or more series, up to an indeterminable total dollar amount:

•	debt securities, which may be guaranteed by one or more of our subsidiaries;
•	shares of Common Stock;
•	shares of preferred stock (the “Preferred Stock”);
•	depositary shares;
•	warrants;
•	subscription rights;
•	purchase contracts; and
•	purchase units.

In addition, the selling stockholders may offer and sell shares of our Common Stock from time to time. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will, if applicable, also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling stockholders directly or through dealers, brokers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and the selling stockholders reserve the sole right to accept and, together with any agents, brokers, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, brokers, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, brokers, dealers or agents, together with the terms of the offering, the compensation of any underwriters, brokers, dealers or agents and the net proceeds to us or the selling stockholders.

Any underwriters, brokers, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information included in or incorporated by reference in this prospectus relating to the funds we manage, prospective security holders should bear in mind that the performance of the funds we manage is not indicative of the possible performance of our securities. Our performance and the performance of the funds we manage are also not necessarily indicative of future results and there can be no assurance that we or the funds we manage will continue to achieve, or in the future will achieve, comparable results.

In addition, an investment in our securities is not an investment in any of the Apollo funds, and the assets and revenues of the funds we manage are not directly available to us. This prospectus is solely an offer with respect to our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

When used in this prospectus, references to “AGM” “we,” “us,” “our,” and the “Company” are references to Apollo Global Management, Inc. and references to “Apollo” are references to Apollo Global Management, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents previously filed by us with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof deemed furnished in accordance with SEC rules, including under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023 (the “2022 10-K”) (including “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934”, as set forth in Exhibit 4.1 filed thereto); and
•	Item 5.02 of our Current Report on Form 8-K filed with the SEC on February 22, 2023 and our Current Report on Form 8-K filed with the SEC on April 14, 2023.

In addition, all documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Telephone: (212) 515-3200

You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as described above or elsewhere in this prospectus, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement on Form S-3 and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

You may inspect and obtain these reports and other information without charge at the website maintained by the SEC. The address of this website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You can inspect and obtain them without charge at the SEC’s website. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.apollo.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to invest in our securities.

We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities other than the securities to which it relates, or an offer of, or an invitation to purchase, these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, discussions related to AGM’s expectations regarding the performance of its business, liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “should,” “might,” “target,” “project,” “plan,” “seek,” “continue” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, the ability of Athene Holding Ltd. (“AHL”) to maintain or improve financial strength ratings, the impact of AHL’s reinsurers failing to meet their assumed obligations, AHL’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the factors described in our 2022 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in our other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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THE REGISTRANTS

Apollo is a high-growth, global alternative asset manager and a retirement services provider. Apollo conducts its business primarily in the United States through the following three reportable segments: Asset Management, Retirement Services and Principal Investing. These business segments are differentiated based on the investment services they provide as well as varying investing strategies.

Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.apollo.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Apollo Asset Management, Inc. is a direct subsidiary of AGM.

Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XII, L.P., AMH Holdings (Cayman), L.P., and Apollo Management Holdings, L.P. are indirect subsidiaries of AGM.

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SUMMARIZED FINANCIAL INFORMATION

The debt securities described in this prospectus will be issued by Apollo Global Management, Inc. and may be fully and unconditionally guaranteed by the additional registrants (the “guarantor subsidiaries”). Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The other subsidiaries of the Company (the “non-guarantor subsidiaries”) are not registering guarantees of the Company’s debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the guarantor subsidiaries may offer, see the information under the headings “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The following tables present summarized financial information of Apollo Global Management, Inc., as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis after elimination of intercompany transactions and balances within the guarantor subsidiaries and equity in the earnings from and investments in any non-guarantor subsidiary. As used herein, “obligor group” means Apollo Global Management, Inc., as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under SEC Regulation S-X for the obligor group and is not intended to present the financial position or results of operations of the obligor group in accordance with generally accepted accounting principles as such principles are in effect in the United States.

December 31, 2022
Summarized Statement of Financial Condition
Current assets, less receivables from non-guarantor subsidiaries	1,911
Noncurrent assets	6,828
Due from related parties, excluding non-guarantor subsidiaries	499
Current liabilities, less payables to non-guarantor subsidiaries	533
Noncurrent liabilities	5,220
Due to related parties, excluding non-guarantor subsidiaries	123
Redeemable preferred stock	554
Noncontrolling interests	6

Year ended December 31, 2022
Summarized Statement of Operations
Revenues	2,842
Net income	913
Net income attributable to obligor group	855

The following are transactions of the obligor group with non-guarantor subsidiaries for the year ended December 31, 2022 (in millions):

Due from non-guarantor subsidiaries	185
Due to non-guarantor subsidiaries	151
Intercompany revenue	764
Intercompany other income (loss)	770

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in the 2022 10-K, and the various risk factors incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the SEC in the future. If any of these risks were to occur, the Company’s business, financial condition or operating results could be harmed, which may reduce our ability to pay dividends on or redeem shares of our capital stock. In addition, the trading price of our securities may be adversely affected. You may lose all or part of your investment.

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of shares of our Common Stock by selling stockholders under this prospectus or any prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

Our debt securities may be issued from time to time in one or more series and may be guaranteed by one or more of our subsidiaries. The senior debt securities will be issued from time to time in series under an indenture between us, one or more guarantors, if any, and a trustee named therein, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into between us, one or more guarantors, if any, and a trustee named therein, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the designation and issue date of the debt securities;
•	the date or dates on which the principal of the debt securities is payable;
•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;
•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;
•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;
•	the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

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•	the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;
•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;
•	if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;
•	if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
•	if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;
•	provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;
•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;
•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;
•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;
•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and
•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

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Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

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Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;
•	all of the lease obligations which are capitalized on the books of that person in accordance with GAAP (as defined herein);
•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

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Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, the Company will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Company pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

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“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of debt securities, or of debt securities of a particular series, and of transfers of debt securities or of debt securities of such series.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of such series to recognize income, gain or loss for U.S. Federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, such opinion of counsel must be based on a change in U.S. Federal income tax law or a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have

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happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;
•	default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;
•	default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and
•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

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Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the Company or any guarantor, and the assumption by such successor of the Company’s or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the Company or any guarantor, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security;

(10) to secure any series of debt securities;

(11) to add guarantors in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

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Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5) amend or modify the terms of any guarantees in a manner adverse to the holders.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

The Trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

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Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

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DESCRIPTION OF GUARANTEES

Certain of our subsidiaries named as additional registrants in this registration statement may fully and unconditionally guarantee, on a senior or subordinated, secured or unsecured basis, the Company’s obligations under the debt securities, on a joint and several basis, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the terms of our capital stock. This description is a summary only and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), and our amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws (the “bylaws”), which are incorporated by reference in this prospectus.

General

Our certificate of incorporation authorizes 100,000,000,000 shares, which is divided into two classes as follows:

•	90,000,000,000 shares of Common Stock, par value of $0.00001 per share; and
•	10,000,000,000 shares of Preferred Stock, par value of $0.00001 per share, which may be designated from time to time in accordance with our certificate of incorporation.

Common Stock

Economic Rights

Dividends. Subject to preferences that apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock (the “Common Stockholders”) are entitled to receive dividends out of funds legally available therefor if our board of directors, in its sole discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation. If we become subject to an event giving rise to our dissolution, the assets legally available for distribution to our stockholders would be distributable ratably among the Common Stockholders and any participating Preferred Stock outstanding at that time ranking on parity with our Common Stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of our Preferred Stock.

Voting Rights

Except as required by the DGCL or as expressly otherwise provided in our certificate of incorporation, each Common Stockholder is entitled to vote on any matter submitted to our stockholders generally. Each holder of a share of our Common Stock is entitled, in respect of each share of our Common Stock that is outstanding in his, her or its name on our books, to one vote on all matters on which Common Stockholders are entitled to vote. Common Stockholders have no voting, approval or consent rights in respect of any amendments to our certificate of incorporation (including any certificate of designation relating to any series of our Preferred Stock) that relates solely to the terms of one or more outstanding series of our Preferred Stock on which the holders of such affected series of our Preferred Stock are entitled to vote.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our Common Stock, may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock entitled to vote thereon.

No Preemptive or Similar Rights

Our shares of Common Stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

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Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of our Preferred Stock, for one or more series of our Preferred Stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of our Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of our Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of our Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of our Preferred Stock. Our board of directors may authorize the issuance of our Preferred Stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the Common Stockholders. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of us and might adversely affect the market price of our Common Stock.

There are no shares of our Preferred Stock outstanding.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE which would apply so long as the shares of our Common Stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of our Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital and to facilitate acquisitions and employee benefit plans.

Our board of directors may generally issue shares of one or more series of Preferred Stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of authorized and unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly

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deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Business Combinations

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds (66 2/3)% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the board of directors prior to becoming and interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election of Directors

Directors are elected at an annual meeting of our stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to any director elected by holders of Preferred Stock, in an uncontested election, directors will be elected by a majority of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. In a contested election, directors are elected by a plurality of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election

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of directors at such annual meeting. However, if a director is not re-elected by a majority of the votes cast, such director shall offer to tender his or her resignation to our board of directors and the Nominating and Corporate Governance Committee of the board of directors will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. In this case, the board of directors (excluding the director tendering his or her resignation) will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the whole board of directors (other than a director elected by holders of Preferred Stock) may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and any full voting Preferred Stock entitled to vote thereon, voting together as a class.

Vacancies; Newly Created Directorships

In addition, our certificate of incorporation also provides that, subject to the terms and conditions of our Stockholders Agreement (as defined below) and the rights granted to one or more series of our Preferred Stock then outstanding, any vacancies on our board of directors may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Our certificate of incorporation further provides that, subject to the rights granted to one or more series of our Preferred Stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office, provided that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

Requirements for Advance Notification of Stockholder Proposals and Nominations; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to our board of directors. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow our board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our Company.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions), provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For purposes of this provision, the period of time that a stockholder is deemed to have continuously owned shares of Common Stock is generally deemed to include any period during which the stockholder held Common Shares of AHL converted into such shares, Apollo Operating Group units exchanged for such shares or Class A Shares of Apollo Asset Management, Inc. (“AAM”) converted into such shares (or any Class A Common Shares of Apollo Global Management, LLC that were converted into such AAM Class A Shares as a result of Apollo Global Management, LLC’s conversion to AGM).

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Special Stockholder Meetings

Our certificate of incorporation provides that, subject to the rights of the holders of any series of our Preferred Stock, special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or by our secretary upon proper written request in accordance with the procedures set forth in our bylaws of stockholders who beneficially own 25% or more of the voting power of the outstanding shares of our Common Stock.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not permit our common stockholders to act by written consent lieu of a meeting of stockholders.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”)will, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i) any derivative action or proceeding brought on our behalf;

(ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;

(iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery; or

(iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

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Stockholders Agreement

On January 1, 2022, AGM entered into a Stockholders Agreement with Leon D. Black, Marc J. Rowan, Joshua J. Harris (collectively, the “Former Managing Partners”) and certain affiliates of the Former Managing Partners (the “Stockholders Agreement”). The Stockholders Agreement provides, among other things:

•	AGM will nominate each Former Managing Partner (or his designee, as applicable) as part of the director slate of the AGM board of directors (the “Board”), for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of AGM Common Stock (the “Ownership Threshold”);
•	each Former Managing Partner (or his designee, as applicable), will, if requested by the Board, resign from the Board in the event that such Former Managing Partner no longer meets the Ownership Threshold;
•	each Former Managing Partner, together with the members of his family group, agrees to vote all of his or their respective shares of AGM Common Stock in favor of the election of the other Former Managing Partners (or their designees, as applicable);
•	AGM will recommend that its stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and AGM will otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Board, if necessary);
•	each Former Managing Partner (but not his designee) will be entitled to a seat on the executive committee of the Board so long as such Former Managing Partner serves on the Board;
•	AGM will not make any non-pro rata distributions or payments to any Former Managing Partners without the consent of the other Former Managing Partners;
•	each Former Managing Partner and AGM agree not to take actions inconsistent with the terms of the Stockholders Agreement or in a manner that is discriminatory as to one or more of the Former Managing Partners, and will agree to oppose any such actions if proposed by others;
•	each Former Managing Partner will have customary information rights regarding AGM’s business, so long as such Former Managing Partner, together with the members of his family group, meets an ownership threshold equal to 50% of the Ownership Threshold; and
•	each Former Managing Partner will be entitled to the use of office space at AGM’s offices and administrative and logistics support provided by AGM; provided, that such Former Managing Partner continues to (a) provide services to AGM (other than as a member of the Board), (b) serve on the executive committee of the Board or (c) serve as the chairman of the Board or of any committee of the Board.

The Stockholders Agreement also grants to each Former Managing Partner (and his permitted transferees) the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, shares of Common Stock held or acquired by them. Under the Stockholders Agreement, each Former Managing Partner (and his permitted transferees) (i) has “demand” registration rights that require AGM to register under the Securities Act the shares of Common Stock that he holds or acquires, (ii) may require AGM to make available registration statements permitting sales of shares of Common Stock he holds or acquires in the market from time to time over an extended period and (iii) has the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each Former Managing Partner (and his permitted transferees, together with certain related parties) against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of Common Stock, unless such liability arose from the holder’s misstatement or omission, and each Former Managing Partner (and his permitted transferees) has agreed to indemnify AGM against all losses caused by his (or their) misstatements or omissions.

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Listing

Our shares of Common Stock are listed on the NYSE under the symbol “APO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and our Preferred Stock is American Stock Transfer & Trust Company.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

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DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of Preferred Stock which are called depositary shares. We will deposit the series of Preferred Stock which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the shares of Preferred Stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the shares of Preferred Stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the Preferred Stock.

While the deposit agreement relating to a particular series of Preferred Stock may have provisions applicable solely to that series of Preferred Stock, all deposit agreements relating to shares of Preferred Stock we issue will include the following provisions.

Distributions

Each time we pay a cash distribution with regard to shares of Preferred Stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of Preferred Stock an amount equal to the distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of Preferred Stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of Preferred Stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of Preferred Stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of Preferred Stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of Preferred Stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of Preferred Stock to which the depositary shares relate in accordance with those instructions.

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Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Preferred Stock (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of Preferred Stock are convertible into shares of Common Stock or other of our securities or property, holders of depositary shares relating to that series of Preferred Stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of shares of Preferred Stock (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the shares of Preferred Stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of Preferred Stock to which they relate, except as required to comply with law. We may terminate the deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of the deposit agreement, the depositary will make the whole or fractional shares of Preferred Stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. The deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up

Miscellaneous

There will be provisions in the deposit agreement: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of Preferred Stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

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DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue each series of warrants under separate warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Warrants

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity or debt securities and is not entitled to any payments on any equity or debt securities issuable upon exercise of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other material terms of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of Common Stock, shares of Preferred Stock or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of Common Stock, share of Preferred Stock or other security upon the exercise of the subscription right;
•	the number of subscription rights issued to each securityholder;
•	the number and terms of each share of Common Stock, share of Preferred Stock or other security that may be purchased per each subscription right;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. Federal income tax consequences applicable to the purchase contracts and purchase units.

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SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

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PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we or any selling stockholders may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling stockholders may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of securities by underwriters, brokers or dealers;
•	sell securities short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or
•	loan or pledge securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.

We or any selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Shares of Common Stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In some instances, we or the selling stockholders may provide a prospectus supplement in connection with certain sales of securities. The prospectus supplement will name any underwriter, dealer or agent involved in such offer and sale of the securities and will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

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The selling stockholders might not sell any shares of Common Stock under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

There is currently no market for any of the offered securities, other than the shares of Common Stock which are listed on the NYSE. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

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If underwriters or dealers are used in the sale of securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering, the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP, Cayman Islands.

EXPERTS

The financial statements incorporated by reference in this prospectus from Apollo Global Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Apollo Global Management, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference to Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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370,639 Shares of Common Stock

Apollo Global Management, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

September 2, 2025